Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Severn Bancorp, Inc.
Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-152657 and No. 333-133242) of Severn Bancorp, Inc. and Subsidiaries of our report dated March 14, 2013, relating to the consolidated financial statements of Severn Bancorp, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ParenteBeard LLC

Pittsburgh, Pennsylvania
March 18, 2014

Exhibit 23.1 - - Page 1 --